EXHIBIT 4.19

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. NOTWITHSTANDING THE FOREGOING, THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY SUCH SECURITIES.

                                UTIX GROUP, INC.
                               5% Promissory Note

No.__________                                      Issue Date: February 10, 2005

      UTIX GROUP, INC., a Delaware corporation ("UTIX"), for value received, hereby promises to pay to John Winfield, with an address at 820 Moraga Drive, Los Angeles, California 90049 or registered assigns (the "HOLDER"), the principal amount of Five Hundred Thousand Dollars ($500,000) and, subject to the terms and conditions hereof, to pay interest on the unpaid principal balance hereof at the rate (calculated on the basis of a 360-day year consisting of twelve 30-day months) of 5% per annum from the date hereof until the Maturity Date (as defined below), all as hereafter provided. In no event shall any interest to be paid hereunder exceed the maximum rate permitted by law. In any such event, this Note shall automatically be deemed amended to permit interest charges at an amount equal to, but no greater than, the maximum rate permitted by law.

1.    OFFERING; CONVERSION; SECURITY.

      (a) This Note was issued by UTIX in an offering of up to $1,000,000 principal amount of 5% Promissory Notes (collectively, the "NOTES") pursuant to the Securities Purchase Agreement, dated as of February 10, 2005 (the "PURCHASE AGREEMENT"), among UTIX, Intergroup Corporation and the other "Purchasers" named therein. Capitalized terms used and not otherwise defined herein have the meanings as defined in the Purchase Agreement.

2.    PAYMENTS.

      (a) INTEREST. Interest shall accrue on this Note, at the rate of 5% per annum based on a 360 day calendar year, calculated from the Issue Date to the Maturity Date (as defined below), and shall be payable on the Maturity Date.

      (b) PRINCIPAL AND MATURITY DATE. Unless converted into Common Stock, as hereinafter provided, the principal amount of this Note together with all interest accrued hereon, shall be due and payable in full on February 9, 2008 (the "MATURITY DATE"). If pursuant to the foregoing, the Maturity Date would fall on a day that is not a Business Day (as defined below), the Maturity Date shall be the next succeeding Business Day. "BUSINESS DAY" means any day which is not a Saturday or Sunday and is not a day on which banking institutions are generally authorized or obligated to close in the City of New York, New York.

      (c) PAYMENTS. Payments of principal and interest on this Note shall be made by check sent to the Holder. All payments will be delivered to the address set forth therefor on the note register described below, and will be in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

      (d) PREPAYMENT. UTIX shall not have the right to prepay all or any part of this Note prior to the Maturity Date.

      (e) WAIVER OF DEFENSES. The obligations to make the payments provided for in this Note are absolute and unconditional and not subject to any defense, set-off, counterclaim, rescission, recoupment or adjustment whatsoever. UTIX hereby expressly waives demand and presentment for payment, notice of non-payment, notice of dishonor, protest, notice of protest, bringing of suit and diligence in taking any action to collect any amount called for hereunder, and shall be directly and primarily liable for the payment of all sums owing and to be owing hereon, regardless of and without any notice, diligence, act or omission with respect to the collection of any amount called for hereunder.

3.    CONVERSION.

      (a) After the Issue Date, the Holder shall have the right (the "CONVERSION RIGHT"), on the terms set forth in this Section 3, to convert the principal amount of this Note and the accrued but unpaid interest thereon into Common Stock on the terms and conditions hereinafter set forth.

      (b) Holder may exercise such Conversion Right by delivery to the Company of a written notice of conversion not less than three (3) Business Days prior to the date upon which such conversion shall occur. The date upon which such conversion shall occur is the conversion date ("CONVERSION DATE").

      (c) Notwithstanding anything contained herein to the contrary, pursuant to the terms of this Note, the Holder shall not be entitled to convert this Note into that number of shares of Common Stock which would be in excess of the sum
(i) the number of shares of Common Stock actually owned by the Holder and his affiliates and (ii) the number of shares of Common Stock issuable upon the conversion of this Note held by such Holder and his affiliates with respect to which the determination of this proviso is being made which would result in beneficial ownership by the Holder and his affiliates of more than 9.99% of the outstanding shares of Common Stock of the Company. For the purposes of the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and Regulation 13d-3 thereunder.


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

      (d) In the event that the Holder elects to convert all or any portion of this Note into Common Stock, the Holder shall give written notice of such election by delivering to the Company an executed and completed notice of conversion (the "NOTICE OF CONVERSION"), such Notice of Conversion shall provide a breakdown in reasonable detail of the Principal Amount, accrued interest and fees being converted. On each Conversion Date (as hereinafter defined) and in accordance with the Notice of Conversion, the Holder shall make the appropriate reduction to the Principal Amount, accrued interest and fees as entered in his records and shall provide written notice thereof to the Company within two (2) Business Days after the Conversion Date. Each date on which a Notice of Conversion is delivered or telecopied to the Company in accordance with the provisions hereof shall be deemed, for all purposes of this Note, to be the Conversion Date. Pursuant to the terms of the Notice of Conversion, the Company will issue instructions to the transfer agent (together with such other documents as the transfer agent may request) within two (2) Business Days of the date of the delivery to Company of the Notice of Conversion. The Company shall use its best efforts to cause its transfer agent to transmit the certificates representing the Common Stock issuable upon full or partial conversion of this Note to any address or depositary directed by the Holder within five (5) Business Days after receipt by the Company of the Notice of Conversion.

      (e) The number of shares of Common Stock to be issued upon any conversion of this Note (the "CONVERSION SHARES") shall be determined by dividing that portion of the principal, interest and fees to be converted, if any, by forty cents ($0.40) (the "CONVERSION PRICE").

      (f) The Conversion Price and number and kind of shares or other securities to be issued upon conversion is subject to adjustment from time to time upon the occurrence of certain events, as follows:

            (i) RECLASSIFICATION, ETC. If the Company at any time shall, by reclassification or otherwise, change the Common Stock into the same or a different number of securities of any class or classes, the Principal Amount of this Note, and any accrued interest thereon and fees incurred hereunder, shall thereafter be deemed to evidence the right to purchase an adjusted number of such securities and kind of securities as would have been issuable as the result of such change with respect to the Common Stock immediately prior to such reclassification or other change.

            (ii) STOCK SPLITS, COMBINATIONS AND DIVIDENDS. If the shares of Common Stock outstanding at any time after the date hereof are subdivided or combined into a greater or smaller number of shares of Common Stock, or if a dividend is paid on the Common Stock in shares of Common Stock, the Conversion Price or the Conversion Shares to be issued, as the case may be, shall be proportionately reduced in case of subdivision of shares or stock dividend or proportionately increased in the case of combination of shares, in each such case by the ratio which the total number of shares of Common Stock outstanding immediately after such event bears to the total number of shares of Common Stock outstanding immediately prior to such event.

      4. EVENTS OF DEFAULT. The occurrence of any of the following events shall constitute an event of default (an "EVENT OF DEFAULT"):


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

      (a) A default in the payment of the principal of or interest on this Note, when and as the same shall become due and payable, which default shall continue for a period of three Business Days after the date fixed for the making of such payment.

      (b) A failure to perform or observe any material covenant or agreement contained in the Purchase Agreement or this Note within 10 Business Days after the giving of notice by the Holder of such failure.

      (c)  The  entry  of a  decree  or  order  by a court  having  jurisdiction
adjudging  UTIX  bankrupt  or  insolvent,   or  approving  a  petition   seeking
reorganization, arrangement, adjustment, or composition of or in respect of UTIX, under federal bankruptcy law, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or the commencement by UTIX of a voluntary case under federal bankruptcy law, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under federal bankruptcy law or any other applicable federal or state law, or the consent by it to the filing of such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestration or similar official of UTIX or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by UTIX in furtherance of any such action.

      5. REMEDIES UPON DEFAULT.

      (a) Upon the occurrence, and during the continuance, of an Event of Default specified in Section 4(a) or (b), the Holder of this Note may declare all or any part of the unpaid principal amount of this Note, and all interest accrued and unpaid thereon, to be immediately due and payable, without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by UTIX.

      (b) Upon the occurrence of an Event of Default specified in Section 4(c), all of the principal amount then outstanding of, and all interest accrued and unpaid on, the Notes shall automatically become immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by UTIX.

      (c) The Holder may institute such actions or proceedings in law or equity as he shall deem expedient for the protection of his rights and may prosecute and enforce his claims against all assets of UTIX.

      6. REGISTRATION AND TRANSFER.

      (a) UTIX shall maintain books for the registration and transfer of the Notes.

      (b) Prior to due presentment for registration of transfer of this Note, UTIX may deem and treat the registered Holder as the absolute owner thereof. UTIX shall be entitled to treat the


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

registered holder of any Note on the note register as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in such Note on the part of any other person, and shall not be liable for any registration or transfer of the Notes which are registered or to be registered in the name of a fiduciary or the nominee of a fiduciary unless made with the actual knowledge that a fiduciary or nominee is committing a breach of trust in requesting such registration or transfer, or with the knowledge of such facts that its participation therein amounts to bad faith. In all cases of transfer by an attorney, executor, administrator, guardian, or other legal representative, duly authenticated evidence of his or its authority shall be produced.

      (c) This Note has not been registered under the Securities Act of 1933, as amended (the "Securities Act"). The Holders are entitled to the benefits of the Purchase Agreement, which provides, among other things, for certain registration rights and certain restrictions on the disposition of the Notes, and each Holder, by acceptance of a Note, accepts the restrictions and other provisions of the Purchase Agreement. Without limiting the foregoing, no Holder may make any disposition of this Note unless:

            (i) each transferee is an accredited investor, as such term is defined in Regulation D promulgated under the Securities Act, and has delivered certification thereof to UTIX, reasonably satisfactory to UTIX; and

            (ii) (A) each transferee has agreed in writing to be bound by the terms of this Note and the Purchase Agreement, (B) the Holder shall have notified UTIX of the proposed disposition and shall have furnished UTIX with a detailed statement of the circumstances surrounding the proposed disposition, and (C) the Holder shall have furnished UTIX with an opinion of counsel (with the costs of obtaining such opinion borne by UTIX), which counsel and opinion are reasonably satisfactory to UTIX, that this Note has been registered under the Securities Act or that such registration is not required.

      (d) Each Note shall be stamped or otherwise imprinted with a legend substantially similar to the following (in addition to any legend required under other applicable securities laws):

      THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A
      TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. NOTWITHSTANDING THE FOREGOING, THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY SUCH SECURITIES.


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

      (e) UTIX shall register upon its books any permitted transfer of this Note, upon surrender of same to UTIX with a written instrument of transfer, in the form attached as Exhibit A, duly executed by the registered Holder or by a duly authorized attorney thereof and (unless being transferred to UTIX) by the transferee or by a duly authorized attorney thereof, together with such other documents as may be required for such transfer as provided above. Upon any such registration of transfer, new Note(s) shall be issued to the transferee(s) and the surrendered Note shall be canceled by UTIX. This Note may also be exchanged, at the option of the Holder, for new Notes representing in the aggregate the principal amount of this Note then outstanding.

      (f) Upon receipt by UTIX of reasonable evidence of the ownership of and the loss, theft, destruction, or mutilation of this Note and, in the case of loss, theft, or destruction, of indemnity reasonably satisfactory to UTIX, or, in the case of mutilation, upon surrender and cancellation of the mutilated Note, UTIX shall execute and deliver in lieu thereof a new Note representing the principal amount of such Note then outstanding.

      7. MISCELLANEOUS.

      (a) This Note shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to principles governing conflicts of law.

      (b) Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be given by Federal Express, Express Mail or similar overnight delivery or courier service or delivered (in person or by telecopy, telex or similar telecommunications equipment) against receipt to the party to whom it is to be given, (i) if to UTIX, at its address at UTIX Group, Inc., 170 Cambridge Street, Burlington, MA 01803, Attention: President and Chief Executive Officer, (ii) if to the Holder, at his address set forth on the first page hereof, or (iii) in either case, to such other address as the party shall have furnished in writing in accordance with the provisions of this
Section 7(b). Any notice shall be deemed given at the time of receipt thereof.

      (c) No course of dealing and no delay or omission on the part of the Holder in exercising any right or remedy shall operate as a waiver thereof or otherwise prejudice the Holder's rights, powers or remedies. No right, power or remedy conferred by this Note upon the Holder shall be exclusive of any other right, power or remedy referred to herein or now or hereafter available at law, in equity, by statute or otherwise, and all such remedies may be exercised singly or concurrently.


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

      IN WITNESS WHEREOF, UTIX has caused this Note to be executed and dated the day and year first above written.

                                                 UTIX GROUP, INC.


                                                 By:
                                                     ---------------------------
                                                     Name: Anthony G. Roth
                                                     Title: President


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

                                    EXHIBIT A
                               FORM OF ASSIGNMENT
             (To be executed by the registered holder if such holder
                     desires to transfer the attached Note)

      FOR VALUE RECEIVED, ______________________ (the "Holder") hereby sells, assigns, and transfers unto

                  Name _______________________________________

                  Address_____________________________________

                  ____________________________________________

                  ____________________________________________

                  Social Security or Tax Identification Number

                  ____________________________________________

______ Notes, together with all right, title, and interest therein, and does hereby irrevocably constitute and appoint _______________ attorney to transfer such Note on the books of UTIX Group, Inc. ("UTIX"), with full power of substitution.

Dated: _________________

                                    ____________________________________________
                                    Name of Holder

                                    ____________________________________________
                                    Signature

                                    ____________________________________________
                                    If executed in a representative or fiduciary capacity, print name and title of individual executing this notice on behalf of the Holder.

                                    NOTE: The above signature should correspond exactly with the name on the first page of the attached Note.

                                    ____________________________________________
                                    Social Security or Tax Identification Number of Holder

                                    Address of Holder:

                                    ____________________________________________

                                    ____________________________________________

      The undersigned transferee, by execution hereof, (i) represents and warrants to UTIX that (a) such transferee is an accredited investor, and agrees to provide such evidence thereof as may be reasonably requested by UTIX, (b) the undersigned is acquiring the Note, and will acquire any shares of Conversion Shares (as defined in the Note) issued in conversion thereof, for investment and without a view to a distribution other than pursuant to a registration statement under the Securities Act of 1933, as amended, and applicable state securities laws, or an exemption therefrom, and (c) the name, address, and social security or tax identification number of the undersigned is as set forth above, and (ii) agrees to be bound by the terms of the Note and the Purchase Agreement (as defined in the Note).

Dated: _________________

                                    ____________________________________________
                                    Name of Transferee

                                    ____________________________________________
                                    Signature

                                    ____________________________________________
                                    If executed in a representative or fiduciary capacity, print name and title of individual executing this notice on behalf of the transferee.

NOTE: The above signature should correspond exactly with the name set forth above.


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